Exhibit 5.1

July 6, 2010

Beacon Power Corporation

65 Middlesex Road

Tyngsboro, MA  01879

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-3 filed on July 3, 2008 (Registration No. 333-152140) with the Securities and Exchange Commission (the “Commission”), as amended on July 24, 2008 and declared effective on July 29, 2008 (the “2008 Registration Statement”), by Beacon Power Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $60,000,000 of the Company’s common stock, preferred stock, depositary shares, warrants or units, including the prospectus filed thereunder, (ii) the Registration Statement on Form S-3 filed on September 1, 2009 (Registration No. 333-161648), declared effective on September 15, 2009 (the “2009 Registration Statement” and, together with the 2008 Registration Statements, the “Registration Statements”), with the Commission by the Company in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $60,000,000 of the Company’s common stock, preferred stock, depositary shares, warrants or units, including the prospectus filed thereunder and (iii) the Prospectus Supplements dated July 2, 2010 (the “Prospectus Supplements”) to each of the prospectuses included in the Registration Statements, which describe an offering of up to $26,000,000 in shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).   We understand that the Shares are to be sold in the manner described in the Prospectus Supplements.

As your counsel, we have examined the Registration Statements, the Company’s Certificate of Incorporation and By-laws, each as amended to the date hereof, and the records of certain corporate proceedings and actions taken by the Company in connection with the authorization for the issuance and sale of the Common Stock, and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.  We have further assumed that prior to the issuance of the Shares, valid consideration for the Shares has been received in full and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services performed.

Based upon the foregoing and reliance thereon, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplements, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name therein and in the prospectuses contained in the Registration Statements, including any supplements thereto, under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

EDWARDS ANGELL PALMER & DODGE LLP

By:	/s/ Albert L. Sokol
Albert L. Sokol